EXHIBIT 99.2

POWERS OF ATTORNEY

Power of Attorney

To Prepare and Execute Documents Pursuant to

Sections 13 and 16 of the

Securities and Exchange Act of 1934, as Amended (the “Exchange Act”)

and Rules thereunder, by and on Behalf of
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

The undersigned, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Corporation”), a corporation duly organized under the laws of the State of Delaware, with its principal place of business at One Bryant Park, New York, New York 10036, hereby constitutes and appoints Sun Kyung Bae, Michael A. Didovic, Lawrence Emerson, Nihietwei Enyenihi, and Robert M. Shine and any individual from time to time elected or appointed as Secretary or Assistant Secretary of the Corporation, each individually its true and lawful attorney-in-fact, for it and in its name, place and stead to:

(1)
prepare and execute on behalf of the Corporation, and cause to be filed and/or delivered, as required by the United States Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act, all forms, schedules, reports and other documents relating to the Corporation’s direct or indirect ownership of securities which must be reported under the Exchange Act; and

(2)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in his or her discretion.

This Power of Attorney shall (i) supersede the Powers of Attorney dated May 29, 2009 and August 12, 2009 and January 28, 2010, respectively, (ii) automatically terminate upon such attorney-in-fact’s resignation or termination from or transfer out of Bank of America’s Compliance Department and/or Global Markets Equity Business Control Group, and (iii) unless automatically terminated pursuant to clause (ii), remain in effect until revoked in writing by the undersigned; provided that such termination or revocation shall have no impact on any form, schedule, report or other document executed or any action by an attorney-in-fact taken prior to such termination or revocation.
The Secretary of the Corporation shall retain this Power of Attorney as an official document of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, this 10th day of May, 2011.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

/s/ Michael B. Radest
Name:        Michael B. Radest
Title:          Senior Vice President and Co-Chief Compliance Officer

LIMITED POWER OF ATTORNEY

BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”), does hereby irrevocably make, constitute, and appoint each of Michael Didovic and Geoff Rusnak as an attorney-in-fact for the Corporation acting for the Corporation and in the Corporation’s name, place and stead, for the Corporation’s use and benefit, to bind the Corporation by his execution of those agreements, forms and documents related specifically to Section 13 and Section 16 of the Securities Exchange Act of 1934.  Any documents executed by an attorney-in-fact in accordance with this Limited Power of Attorney shall fully bind and commit the Corporation and all other parties to such documents may rely upon the execution thereof by the attorney-in fact as if executed by the Corporation and as the true and lawful act of the Corporation.

This Limited Power of Attorney shall automatically terminate as to the authority of Michael Didovic and Geoff Rusnak upon such attorney-in-fact’s resignation or termination from or transfer out of the Compliance Department; however; any such termination shall have no impact on any document or instrument connected therewith executed by any attorney-in-fact named above for the Corporation prior to such termination.

IN WITNESS WHEREOF, this Power of Attorney has been executed and delivered by the Corporation to each Attorney-in-Fact on this 6th day of January, 2011.

BANK OF AMERICA CORPORATION

By: /s/  Merrily S. Gerrish
Merrily S. Gerrish
Associate General Counsel and Assistant Secretary

(CORPORATE SEAL)